                                                                    Exhibit 23.1

                             ACCOUNTANTS' CONSENT

To the Stockholders and Board of Directors of PETROLEUM HEAT AND POWER CO.,
 INC.:

      We consent to the use of our reports relating to the consolidated financial statements and financial statement schedules of Petroleum Heat and Power Co., Inc. included and incorporated by reference herein and to the reference to our firm under the headings "Selected Financial and Other Data" and "Experts" in the Prospectus.

                                          KPMG PEAT MARWICK LLP

New York, New York
April 18, 1997